                                                                   EXHIBIT 10.12

                          TOREADOR ROYALTY CORPORATION

                  1994 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN


                                   ARTICLE I

                                    PURPOSE

         It is the purpose of the Plan to promote the interests of the Company and its stockholders by attracting and retaining qualified Nonemployee Directors by giving them the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress. The Options granted hereunder shall not be qualified as "incentive stock options" within the meaning of Section 422(b) of the Code.


                                   ARTICLE II

                                  DEFINITIONS

         As used herein the following terms have the following meanings:

                 (a)      "Board" means the Board of Directors of the Company.

                 (b) "Code" means the Internal Revenue Code of 1986, as amended.

                 (c) "Common Stock" means the $.15625 par value Common Stock of the Company.

                 (d) "Company" means Toreador Royalty Corporation, a Delaware corporation.

                 (e) "Effective Date" means September 8, 1994, which shall be the date on which the Plan shall be effective.

                 (f) "Effective Date Options" means those options granted automatically as of the Effective Date to each Nonemployee Director who is serving the Company as a director on such date.

                 (g) "Fair Market Value" means, with respect to Effective Date Options, the closing sales price on the Effective Date of a share of Common Stock as reported on the NASDAQ National Market System.
         With respect to Options subsequently granted, "Fair Market Value" means the closing sales price on the date in question (or, if there was no reported sale on such date, on the last preceding day on which any reported sale occurred) of a share of Common Stock as reported on the principal national stock exchange on which the Common Stock is then listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national stock exchange but is listed as a national market security on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ"), as reported on NASDAQ; or, if the Common Stock is not listed or admitted to trading on any such exchange and is not listed as a national market security on NASDAQ, but is quoted on NASDAQ or any similar system then in use, "Fair Market Value" shall mean the average of the closing high bid and low asked quotations on such system for the Common Stock on the date in question (or, if no such quotations are available on such date, on the last preceding day on which such quotations were available).

                 (h) "Holder" means a Nonemployee Director to whom an Option has been granted under the Plan.

                 (i) "Nonemployee Director" means an individual who (i) is on the Effective Date, or thereafter becomes, a member of the Board,
         (ii) is not an employee of the Company or any direct or indirect majority-owned subsidiary of the Company and (iii) has not elected to decline to participate in the Plan pursuant to the following sentence. A director otherwise eligible to participate in the Plan may make an irrevocable, one-time election, by written notice to the Company within ten days after his or her initial election to the Board, or, in the case of the directors in office on the Effective Date, within ten days prior to the Effective Date, to decline to participate in the Plan. For purposes of the Plan, "employee" shall mean an individual whose wages are subject to the withholding of federal income tax under
         Section 3402 of the Code.

                 (j) "Option" means any option to purchase shares of Common Stock granted pursuant to the provisions of the Plan, including Effective Date Options, Initial Options and Subsequent Options.

                 (k) "Plan" means this Toreador Royalty Corporation 1994 Nonemployee Director Stock Option Plan.

                 (l) "Subsequent Options" means those options granted automatically to each Nonemployee Director who becomes a member of the Board after the Effective Date on the date that is ten days after his or her initial election as a director of the Company.


                                  ARTICLE III

                                 ADMINISTRATION

         The Plan shall be administered by the Board. The Board shall have no authority, discretion or power to select the participants who will receive Options, to set the number of shares to be covered by any Option, to set the exercise price of any Option or to set the period within which Options may be exercised, or to alter any other terms or conditions specified herein, except in the sense of administering the Plan subject to the express provisions of the Plan and except in accordance with Section 6.02 hereof. Subject to the foregoing limitations, the Board shall have authority and power to adopt such rules and regulations and to take such action as it shall consider necessary or advisable for the administration of the Plan, and to construe, interpret and administer the Plan. The decisions of the Board relating to the Plan shall be final and binding upon the Company, the Holders and all other persons. No member of the Board shall incur any liability by reason of any action or determination made in good faith with respect to the Plan or any stock option agreement entered into pursuant to the Plan.


                                   ARTICLE IV

                                    OPTIONS

         4.01 Participation. Each Nonemployee Director who does not elect to decline to participate in the Plan pursuant to paragraph (i) of Article II hereof shall be granted an Option to purchase Common Stock under the Plan on the terms and conditions herein described.

         4.02 Terms and Conditions of Options; Stock Option Agreements. Each Option granted under the Plan shall be evidenced by a written stock option agreement entered into by the Company and the Holder to whom the Option is granted, which agreement shall include, incorporate or conform to the following terms and conditions, and such other terms and conditions not inconsistent therewith or with the terms and conditions of the Plan as the Board considers appropriate in each case:

                 (a) Option Grant Dates. An Option shall be granted automatically as of the Effective Date to each Nonemployee Director who is serving the Company as a director on such date (an "Effective Date Option"), provided that such person has not elected to decline to participate in the Plan pursuant to paragraph (i) of Article II hereof. Thereafter, an Option shall be granted (i) automatically to each Nonemployee Director who becomes a member of the Board after the Effective Date on the date that is ten days after his or her initial election as a director of the Company (a "Subsequent Option"), provided that such person has not elected to decline to participate in the Plan pursuant to paragraph (i) of Article II hereof. The date of grant of an Option pursuant to the Plan shall be referred to hereinafter as the "Grant Date" of such Option.

                 (b) Number of Shares. Each Effective Date Option and each Subsequent Option shall entitle the Holder to purchase, in accordance with the terms of such Option and the Plan, 10,000 shares of Common Stock, subject to adjustment in accordance with Section 5.02 hereof. If, on the Grant Date of any Option, fewer shares of Common Stock remain available for grant than are necessary to permit the grant of Options to each person entitled to receive an Option on such date in accordance with the provisions of this Section 4.02, then an Option covering an equal number of whole shares of Common Stock, up to 10,000 shares, shall be granted on such date to each Nonemployee Director who has not previously been granted an Option.

                 (c) Price. The price at which each share of Common Stock covered by an Option may be purchased pursuant to the Plan shall be the Fair Market Value of a share of Common Stock on the Grant Date of the Option.

                 (d) Option Period. Each Option shall become exercisable in three equal annual installments on each of the first three anniversaries of such Option's Grant Date. The period within which each Option may be exercised shall expire on the tenth anniversary of such Grant Date (the "Option Period"), unless terminated sooner pursuant to Section 4.02(e) hereof.

                 (e) Termination of Service, Death, Etc. The following provisions shall apply with respect to the exercise of an Option granted hereunder in the event that the Holder thereof ceases to be a director of the Company for the reasons described in this Section 4.02(e);

                            (i)   If the directorship of the Holder is
                 terminated within the Option Period on account of any act of
                 (a) fraud or intentional misrepresentation or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect majority-owned subsidiary of the Company, the Option shall automatically terminate as of the date of such termination;

                           (ii) If the Holder dies during the Option Period while such Holder is a director of the Company (or during the additional three-month period provided by paragraph (iii) of this Section 4.02(e)), the Option may be exercised, to the extent that the Holder was entitled to exercise it at the date of the Holder's death, within one year after such death (if within the Option Period), but not thereafter, by the executor or administrator of the estate of the Holder, or by the person or persons who shall have acquired the Option directly from the Holder by bequest or inheritance; or

                          (iii)   If the directorship of the Holder is
                 terminated for any reason (other than the circumstances specified in paragraphs (i) and (ii) of this Section 4.02(e)) within the Option Period, including a failure by the stockholders of the Company to reelect the Holder as a director, the Option may be exercised, to the extent the Holder was entitled to do so at the date of termination of the directorship, within three months after such termination (if within the Option Period), but not thereafter.

                 (f) Transferability. An Option granted under the Plan shall not be transferable by the Holder, otherwise than by will or pursuant to the laws of descent and distribution, and during the lifetime of the Holder the Option shall be exercisable only by the Holder or his or her guardian or legal representative.

                 (g)      Requirement of Directorship.  Except as provided in
         Section 4.02(e) hereof, an Option may not be exercised unless the Holder is at the time of exercise serving as a director of the Company, and, except as provided in Section 4.02(e) hereof, such Option shall terminate upon termination of the Holder's service as a director of the Company.

                 (h) Exercise, Payments, Etc. Each Option granted hereunder may be exercised, in whole or in part, by the Holder thereof at any time or (with respect to partial exercises) from time to time during the Option Period, subject to the provisions of the Plan and the stock option agreement evidencing such Option, and the method for exercising an Option shall be by the personal delivery to the Secretary of the Company of, or by the sending by United States registered or certified mail, postage prepaid, addressed to the Company (to the attention of its Secretary), of, written notice signed by the Holder specifying the number of shares of Common Stock with respect to which such Option is being exercised. Such notice shall be accompanied by the full amount of the purchase price of such shares, in cash and/or by delivery of shares of Common Stock already owned by the Holder having an aggregate Fair Market Value (determined as of the date of exercise) equal to the purchase price, including an actual or deemed multiple series of exchanges of such shares. Any such notice shall be deemed to have been given on the date of receipt thereof (in the case of personal delivery as above-stated) or on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as above-stated. In addition to the foregoing, promptly after demand by the Company, the exercising Holder shall pay to the Company an amount equal to applicable withholding taxes, if any, due in connection with such exercise. No shares of Common Stock shall be issued upon exercise of an Option until full payment therefor and for all applicable withholding taxes has been made, and a Holder shall have none of the rights of a stockholder until shares of Common Stock are issued to such Holder.


                                   ARTICLE V

                            AUTHORIZED COMMON STOCK

         5.01 Common Stock. The total number of shares as to which Options may be granted pursuant to the Plan shall be 200,000 shares of Common Stock, in the aggregate, except as such number of shares shall be adjusted from and after the Effective Date in accordance with the provisions of Section 5.02 hereof.
If any outstanding Option under the Plan shall expire or be terminated for any reason, the shares of Common Stock allocable to the unexercised portion of such Option shall again be available for grant under the Plan.

         5.02 Adjustments Upon Changes in Capitalization, Merger, Etc. In the event the Company shall effect a split of the Common Stock or a dividend payable in Common Stock, or in the event the outstanding Common Stock shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted under the Plan shall be decreased or increased proportionately. In the event that, before delivery by the Company of all of the shares of Common Stock for which any Option has been granted under the Plan, the Company shall have effected such a split, dividend or combination, the shares still subject to such Option shall be increased or decreased proportionately and the purchase price per share shall be decreased or increased proportionately so that the aggregate purchase price for all of the shares then subject to such Option shall remain the same as immediately prior to such split, dividend or combination.

                 In the event of a reclassification of Common Stock not covered by the foregoing, or in the event of a liquidation or reorganization (including a merger, consolidation or sale of assets) of the Company, the Board shall make such adjustments, if any, as it may deem appropriate in the number, purchase price and kind of shares covered by the unexercised portions of Options theretofore granted under the Plan. The provisions of this Section shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

                 Subject to Article VI, Sections 6.01 and 6.02 of the Plan, and notwithstanding any indication to the contrary in the preceding paragraphs of this Section 5.02, upon the occurrence of a "Change in Control" (as hereinafter defined) of the Company, the maturity of all Options then outstanding under the Plan shall be accelerated automatically, so that all such Options shall become exercisable in full with respect to all shares as to which they shall not have previously been exercised or become exercisable; provided, however, that no such acceleration shall occur with respect to Options held by optionees whose employment with the Company or an Affiliate shall have terminated prior to the occurrence of such Change in Control.

                 For purposes of the Plan, a "Change in Control" of the Company shall be deemed to have occurred if:

                 (a)   the stockholders of the Company shall approve:

                       (i) any merger, consolidation or reorganization of the Company (a "Transaction") in which the stockholders of the Company immediately prior to the Transaction would not, immediately after the Transaction, beneficially own, directly or indirectly, shares representing in the aggregate more than 50% of all votes to which all stockholders of the corporation issuing cash or securities in the Transaction (or of its ultimate parent corporation, if any) would be entitled under ordinary circumstances in the election of directors, or in which the members of the Company's Board immediately prior to the Transaction would not, immediately after the Transaction, constitute a majority of the board of directors of the corporation issuing cash or securities in the Transaction (or of its ultimate parent corporation, if any),

                       (ii)    any sale, lease, exchange or other transfer
                 (in one transaction or a series of related transactions contemplated or arranged by any party as a single plan) of all or substantially all of the Company's assets, or

                       (iii) any plan or proposal for the liquidation or dissolution of the Company;

                 (b) individuals who constitute the Company's Board as of the date of adoption of the Plan by the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this subparagraph
         (b), any individual who becomes a Director of the Company subsequent to the date of adoption of the Plan by the Board, and whose election, or nomination for election by the Company's stockholders, is approved by a vote of at least a majority of the Incumbent Directors who are Directors at the time of such vote, shall be considered an Incumbent Director; or

                 (c)   any "person," as that term is defined in Section
         3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any of its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries, or any entity organized, appointed or established by the Company for or pursuant to the terms of such plan), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person (as well as any "person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become the "beneficial owner" or "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate 20% or more of either (i) the then outstanding shares of Common Stock or (ii) the combined voting power of all then outstanding securities of the Company having the right under ordinary circumstances to vote in an election of the Company's Board ("Voting Securities"), in either such case other than as a result of acquisitions of such securities directly from the Company.

                 Notwithstanding the foregoing, a "Change in Control" of the Company shall not be deemed to have occurred for purposes of subparagraph (c) of this Section 5.02 solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Stock or other Voting Securities outstanding, increases (i) the proportionate number of shares of Common Stock beneficially owned by any person to 20% or more of the shares of Common Stock then outstanding or (ii) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 20% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (i) or (ii) of this sentence shall thereafter become the beneficial owner of any additional shares of Common Stock or other Voting Securities (other than as a result of a stock split, stock dividend or similar transaction), then a "Change in Control" of the Company shall be deemed to have occurred for purposes of subparagraph (c) of this Section 5.02.


                                   ARTICLE VI

                               GENERAL PROVISIONS

         6.01 Termination of Plan. The Plan shall terminate whenever (whether before or after the Effective Date) the Board adopts a resolution to that effect. If not sooner terminated in accordance with the preceding sentence, the Plan shall wholly cease and expire on the tenth anniversary of the Effective Date. After termination of the Plan, no Options shall be granted under the Plan, but the Company shall continue to recognize, and perform its obligations with respect to, any Options previously granted.

         6.02 Amendment of Plan. The Board may from time to time (whether before, on or after the Effective Date) amend, modify or suspend the Plan. Nevertheless, (a) no such amendment, modification or suspension shall impair any Options theretofore granted under the Plan or deprive any Holder of any shares of Common Stock which such Holder might have acquired through or as a result of the Plan, and (b) after the stockholders of the Company have approved and adopted the Plan in accordance with Section 6.04 hereof, no such amendment or modification shall be made without the approval of the holders of the outstanding shares of capital stock of the Company entitled to vote in the election of directors generally where such amendment or modification would (i) increase the total number of shares of Common Stock as to which Options may be granted under the Plan or decrease the exercise price at which Options may be granted under the Plan (other than as provided in Section 5.02 hereof), (ii) materially alter the class of persons eligible to be granted Options under the Plan, (iii) materially increase the benefits accruing to Holders under the Plan or (iv) extend the term of the Plan or the Option Period specified in Section 4.02(d) hereof.

         Notwithstanding the foregoing, the provisions of the Plan relating to
(a) the number of shares of Common Stock covered by, and the exercise price of, Options granted under the Plan, (b) the timing of grants of Options under the Plan and (c) the class of persons eligible to be granted Options under the Plan shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

         6.03 Treatment of Proceeds. Proceeds from the sale of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Company.

         6.04 Effectiveness. The Plan shall become effective as of the Effective Date, subject to and upon the receipt of stockholder approval by the affirmative votes of the holders of a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware.

         6.05 Section Headings. The section headings included herein are only for convenience, and they shall have no effect on the interpretation of the Plan.